Exhibit 10.27
EXHIBIT F

AGREED-UPON PROCEDURES FOR INDEPENDENT PUBLIC ACCOUNTANTS

In accordance with Section 8.09 of the Revolving Credit and Security Agreement dated as of June 20, 2019 among OFSCC-FS, LLC, as borrower (the “Borrower”), the lenders from time to time parties thereto, BNP Paribas, as administrative agent (the “Administrative Agent”), OFSCC-FS Holdings, LLC, as equityholder, OFS Capital Corporation, as servicer (the “Servicer”), Citibank, N.A., as collateral agent, and Virtus Group, LP, as collateral administrator (as the same may from time to time be amended, supplemented, waived or otherwise modified, the “Revolving Credit Agreement”), the Servicer will cause a firm of nationally recognized independent public accountants to furnish in accordance with attestation standards established by the American Institute of Certified Public Accountants a report to the effect that such accountants have verified, compared to the systems, underwriting files, compliance certificates, underlying loan documents, or other relevant materials, or recalculated each of the following items in the Monthly Report to the applicable system or records of the Servicer:

ꞏ Collateral Loan List:
o    Loan Type (First Lien Loan, First Lien Last Out Loan, Second Lien Loan)
o    Loan Class (Class 1 Loan, Class 1A Loan, Class 2 Loan, Class 3 Loan)
o    Principal Balance
o    Adjusted Principal Balance
o    Collateral Loan Purchase Date (date Collateral Loan was added to facility)
o    Purchase Price
o    Collateral Loan Maturity Date
o    Interest Rate (Floating/Fixed), Index, LIBOR Floor, spread, PIK
o    Moody’s Industry Classification
o    Moody’s and S&P ratings (if applicable)
o    Unfunded Amount
o    Net Senior Debt Leverage Ratio and Net Total Debt Leverage Ratio
o    Debt Service Coverage Ratio
o    Interest Coverage Ratio
o    Borrowing Base
o    Advances Outstanding
o    Discretionary Sales Calculations in accordance with Section 10.01(a)
o    Defaulted Collateral Loan Sales Calculations in accordance with Section 10.03(a)(iv) (includes substitutions)
o    Excess Concentration Amounts
o    Minimum OC Coverage Test by Class
o    Priority of Payments in accordance with Section 9.01 of the Revolving Credit Agreement

At the discretion of the Administrative Agent and a firm of nationally recognized independent public accountants, one Monthly Report and one Payment Date Report beginning with the 2019 fiscal year will be chosen and reviewed in accordance with Section 8.09 of the
Revolving Credit Agreement.